Exhibit 1.1

FTC SOLAR, INC.

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

August 9, 2023

Barclays Capital Inc., as Agent
745 Seventh Avenue
New York, New York 10019

Credit Suisse Securities (USA) LLC, as Prior Agent
11 Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement (the “Agreement”), dated as of September 14, 2022, by and between FTC Solar, Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC (the “Prior Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the parties hereto wish to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1.  Amendments to the Agreement. The parties hereto agree, from and after the Effective Date, that:

(a) The Agent listed on page 1 of the Agreement and the first paragraph of the Agreement are hereby amended and restated in their entirety to read as follows:

“Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

FTC Solar, Inc., a Delaware corporation (the “Company”), confirms its agreement with Barclays Capital Inc. (“Barclays”), as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Agent”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Equity Distribution Agreement (this “Agreement”), of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $100,000,000 (the “Maximum Amount”), including sales made under this Agreement to the Effective Date, on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.”

(b) Section 10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agent shall be sufficient in all respects if delivered or sent to:

If to Barclays Capital Inc.:

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Syndicate Registration (fax: 646-834-8133)

If to the Company:

FTC Solar, Inc.
9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas 78759
Attn: Phelps Morris

Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to Barclays Capital Inc. by email to Robert Stowe at robert.stowe@barclays.com and Gabrielle LeBlanc at gabrielle.leblanc@barclays.com; and Transaction Acceptances shall be delivered by the Agent to the Company by email to Patrick Cook at pcook@ftcsolar.com.”

(c) Each other reference in the Agreement to the Prior Agent, Credit Suisse Securities (USA) LLC, shall be replaced with “Barclays Capital Inc.” and, if applicable, Barclays’ notice information as provided in Section 1(b) hereof.

(d) Each reference in the Agreement to PricewaterhouseCoopers LLP shall also refer to BDO USA, LLP.

SECTION 2.   Obligations Binding upon Barclays Capital Inc. Barclays Capital Inc. hereby agrees to be bound by the terms of the Agreement, as amended hereby. Barclays Capital Inc. shall be considered to be the Agent in the offering of the Shares under the Agreement on and after the Effective Date to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. Termination of Obligations of Credit Suisse Securities (USA) LLC. With respect to Credit Suisse’s role as Agent prior to the date hereof, the amendment of Credit Suisse to Prior Agent shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold under the Agreement or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect between the Company and Credit Suisse.

SECTION 4.  No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect.  All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of the Shares prior to the Effective Date or on the terms of the Agreement and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions) contained in the Agreement.

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SECTION 5.  Miscellaneous.

(a) Governing Law. This Amendment and any claim, controversy or dispute arising under or relating to this Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Submission to Jurisdiction. The parties hereto submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Amendment, the Agreement or the transactions contemplated hereby and thereby. The parties waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The parties agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any court to the jurisdiction of which the parties are subject by a suit upon such judgment.

(c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS  AMENDMENT OR THE AGREEMENT.

SECTION 6.  Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment or the Agreement.

SECTION 7.  Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment may be delivered by any party by facsimile or other electronic transmission. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment, or any document to be signed in connection with this Amendment, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Pages Follow]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

FTC SOLAR, INC.

By:	/s/ Phelps Morris
	Name:	Phelps Morris
	Title	Chief Financial Officer

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC., as Agent:

By:	/s/ May Jaramillo
Authorized Signatory
Name: May Jaramillo
Title: Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

FOR PURPOSES OF SECTION 20 OF THE AGREEMENT ONLY:

CREDIT SUISSE SECURITIES (USA) LLC, as Prior Agent:

By:	/s/ Mike Dye
	Name:	Mike Dye
	Title:	Director, Sustainable Energy, Infra and Technology

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]